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                                                                Exhibit 10.10

                                DEVELOPMENT AGREEMENT

This Agreement (hereinafter referred to as the "Agreement"), made and entered into as of the day of _______________________, by and between

ArrayComm, Inc., a California corporation having its principal offices at 3141 Zanker Road, San Jose, CA. 95134, USA (hereinafter referred to as "ArrayComm");

and

MicroKim Ltd., Scientific Industries Center, PO Box 1797, Haifa, 31016, Israel, a subsidiary of Micel, Inc., a New York Corporation, 445 Central Avenue, Cedarhurst, New York, 11516 (hereinafter referred to as "MicroKim"),

WHEREAS

a) MicroKim has unique experience in the areas of RF and microwave technology, antennas and digital radios,

b) ArrayComm has unique experience in electronic systems engineering and proprietary and patented technology in the areas of digital and spatial signal processing,

c) MicroKim and ArrayComm intend that if their collaboration under this Development Agreement is successful, they will enter into a series of cooperative developments for other products, thus creating a long-term strategic alliance,

d) each Party hereto, as a result of such experience, possesses recorded technical data and unrecorded technical know-how that is unique to the Party and is essential to the conduct of its business operations under competitive conditions,

e) each Party's recorded technical data and unrecorded technical know-how is proprietary to and closely held by that Party and is represented to be unavailable to the other Party from any other source,

f) ArrayComm intends to develop a Wireless Local Loop system, including various Subscriber Units ( the "System"),

g) ArrayComm wants MicroKim to develop antennae for use in connection with such subscriber units ("Subscriber Unit Antennae" or "SUAs"), on the Schedule set forth herein, and meeting the Specifications set forth herein, and to field test the SUAs in accordance with this Agreement,

h) the Parties desire to set forth herein their relationship and agreements with respect to this System,


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i)  the Parties believe that from time to time other opportunities may warrant future collaboration subject to the mutual agreement of the Parties. For example, the Parties may, conditions warranting, enter into additional development agreements for other parts of the System, such as productization by MicroKim of radio sub-systems of the Subscriber Unit of the System, and provision of initial field trial units. In any such case, MicroKim would be compensated through royalty or other payments commensurate with the efforts undertaken and the benefits derived therefrom,

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, agree a follows:

ARTICLE I. DEVELOPMENT

1.1 MicroKim agrees to develop the SUAs specified in EXHIBIT A, in accordance with the Specifications and Schedule set forth therein.

1.2 In the performance of this Agreement, each Party is an independent contractor. Neither Party shall have any authority as an agent, representative or otherwise to bind or commit the other Party in any manner, unless authorized to do so in written form by that Party.

1.3 Nothing herein contained shall be deemed or construed as restricting the ability of either Party to sell its products or services to any customer or prospective customer, or to purchase products or services from any third party.

1.4 This Agreement has been entered into solely for the benefit of the Parties hereto and is not intended to create any interest in a third party.

ARTICLE II. RESPONSIBILITIES

2.1    ArrayComm shall be responsible for the following duties and obligations:

    2.1.1 Determine the architecture of the overall System, including the Subscriber Units, as well as the architecture and design specifications for the equipment and systems of the System; and

    2.1.2 If the SUAs developed hereunder meet the Specifications and are developed on Schedule, and are competitive with other products available for purchase by ArrayComm (e.g., price, availability, quality, reliability, ease of installation, mean time between failures, and any other factors affecting ArrayComm's purchase decisions), ArrayComm will purchase SUAs from MicroKim, for resale in connection with the System, as deemed appropriate by ArrayComm at its sole discretion; and/or ArrayComm will manufacture or have manufactured the SUAs, and derivative works thereof, pursuant to a Manufacturing Agreement under which MicroKim would receive agreed royalties.


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2.2      MicroKim shall be responsible for the following duties and obligations:

    2.2.1 MicroKim will design and productize (design SUAs that can be manufactured in quantity with high yields and low cost) the SUAs as defined in the technical Specifications and Schedule. The initial Specifications and Schedule are set forth in EXHIBIT A. The Specifications and Schedule will be jointly finalized by ArrayComm and MicroKim within one (1) month of signature of the Agreement. Further amendments to the specifications will be subject to joint review and mutual agreement between the Parties.

    2.2.2 MicroKim will bear all costs for design, engineering and productization of the SUA; as well as all expenses incurred by MicroKim in connection with the performance of its obligations under this Agreement.

    2.2.3 MicroKim will provide prototype SUAs to ArrayComm as set forth in EXHIBIT B, and alpha and beta test SUAs with ArrayComm, in accordance with acceptance testing procedures reasonably required by ArrayComm. ArrayComm will pay the target unit prices set forth in EXHIBIT A for each unit that passes such acceptance tests.

    2.2.4 If ArrayComm chooses to purchase SUAs, MicroKim agrees to sell SUAs to ArrayComm, on most favored customer prices and terms, including delivery schedules, under a Purchase Agreement to be negotiated by the parties expeditiously and in good faith.

    2.2.5 MicroKim will provide ArrayComm a weekly written report describing the status of the development, comparing MicroKim's progress to the Schedule, describing any problem areas and issues and the steps underway to resolve them, recommending any actions by ArrayComm that MicroKim considers necessary or desirable to a smooth and timely development and implementation process, and reporting all other information necessary or desirable for ArrayComm to understand the status of the project to develop. productize and test the SUAs.

    2.2.6 MicroKim represents and warrants that all persons and entities engaged to perform design or development work under this Agreement will have signed a written agreement, in a form acceptable to ArrayComm, acknowledging their obligation to protect ArrayComm Confidential Information and assigning to MicroKim all such person's or entity's right, title and interest in and to any Inventions and Intellectual Property developed by such person or entity (or by their or its employees or subcontractors) in whole or in part, in connection with MicroKim's obligations under this Agreement. MicroKim will supply to ArrayComm, within 15 days of the signing of this Agreement, a copy of all such contracts with persons or subcontractors it intends to assign or engage to perform work hereunder; and if additional or new employees are assigned to work under this Agreement, or new subcontractors engaged, MicroKim will provide to ArrayComm, within 15 days of such assignment or engagement, a copy of the relevant contract with such person(s) or entity(ies).


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ARTICLE III.  MANUFACTURING

3.1 MicroKim agrees, at ArrayComm's request, to license ArrayComm and/or its manufacturing subcontractors to manufacture, use and sell SUAs, and to create, manufacture, use and sell cost-reduced versions of the SUAs and other derivative works thereof, under a Manufacturing Agreement to be negotiated by the parties expeditiously and in good faith. The Manufacturing Agreement will provide for payment of royalties to MicroKim as set forth in EXHIBIT C and the delivery of all of the items listed on EXHIBIT D.

3.2 If MicroKim fails to satisfy any milestone within sixty days of the completion date for such milestone specified in the Schedule, or if any SUA developed hereunder does not meet the Specifications therefor or is rejected by ArrayComm with reasonable cause after acceptance testing, MicroKim will promptly provide to ArrayComm the deliverables specified in EXHIBIT D, and ArrayComm will have a non-exclusive, perpetual, worldwide right and license under all MicroKim Intellectual Property:

    (i) to develop and manufacture products; and to sell, license, market, demonstrate, install, maintain, support and distribute such products, directly and through third parties, for use in connection with Wireless Local Loop systems and/or subscriber units sold or otherwise marketed by ArrayComm,

    (ii) to practice and have practiced any method, make and have made, use and have used any apparatus, and to use, execute, reproduce, display, perform, import, modify and create derivative works of MicroKim, all in connection with such products,

    (iii) to use any information, materials, software or other items, provided or disclosed by MicroKim to ArrayComm at any time, in connection with the exercise of ArrayComm's rights and licenses under this Agreement,

    (iv) to authorize third parties to do any of the foregoing for and on behalf of ArrayComm. This subparagraph will be construed as authorizing ArrayComm to permit cascaded sublicensing such that, for example, ArrayComm may sublicense an affiliate, which will have the right to subcontract development or manufacturing to a third party, which can in turn hire contractors to perform work in connection with such development or manufacturing.

This license will be royalty bearing until eight years after the first date ("Notice Date") on which ArrayComm informs MicroKim that MicroKim has not met the requirements of this Agreement (subject to the provision of EXHIBIT C with respect to the term during which royalties will be paid). However, the royalty schedule listed in EXHIBIT C will be multiplied by a fraction, equal to:


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                                          B
                                        -----
                                         A+B

where:

    A = ArrayComm's Direct Costs incurred in connection with the design and productization of the SUAs

    B = MicroKim's Direct Costs, incurred from the date this contract is signed until the Notice Date, in connection with the design and productization of the SUAs, plus $2000 (representing payment for two days of consulting services to be provided by MicroKim to ArrayComm).

    Direct Costs = actual out of pocket expenses, direct labor and materials and payments to unrelated 3d parties

Notwithstanding any other provision of this Agreement, if MicroKim fails to provide ArrayComm reasonable assistance during the consulting period required under EXHIBIT D, or fails to provide any of the required Deliverables, this license will be royalty free. MicroKim represents and warrants that it has all necessary right and authority to provide the Deliverables and to grant the rights and licenses and to undertake the obligations set forth herein, all without the further consent of any other person or entity.

ARTICLE IV.  BIRD FOUNDATION

4.1 Considering that the cooperative effort undertaken by MicroKim and ArrayComm matches certain objectives of the Bird Foundation ("Bird Foundation"), a bilateral trade and technology development agency of the United States and Israel, ArrayComm and MicroKim will prepare a request and apply for funding from Bird Foundation in connection with the specification, development and testing of SUAs. The amount of funding, the schedule for disbursement of funds, and the amount of funds to be received by each party are set forth on EXHIBIT E.

4.2 MicroKim warrants that it will undertake and bring to term its obligations under this Agreement, regardless of the outcome of any request for funding from the Bird Foundation.

4.3 If Bird Foundation funding is obtained, MicroKim agrees that as between MicroKim and ArrayComm, MicroKim will be solely responsible for any payments due to the Bird Foundation under the terms of any contract, and that ArrayComm will have no obligation to make any such payments. MicroKim also agrees that the amount of any payments under such contract will be determined solely on the basis of the revenue received by MicroKim from the sale of SUAs and from licensing third parties to manufacture SUAs; and that revenues received by ArrayComm from the resale of SUAs purchased from MicroKim or third parties will not be used to calculate any payment obligations under the Bird foundation contract. MicroKim further agrees that if


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MicroKim breaches any provision of this Section 4.3, MicroKim will promptly provide to ArrayComm the deliverables specified in EXHIBIT D, and ArrayComm will have a non-exclusive, perpetual, world-wide, royalty-free right and license under all MicroKim Intellectual Property as set forth in Section 3.2.

ARTICLE V. CONFIDENTIALITY

The achievement of the objective of this Agreement may require that the Parties exchange confidential data, drawings, procedures, engineering studies, schematics and logic diagrams and other information which either Party may
require use of in performing its obligations under this contract.   Each Party
agrees to treat such Confidential Information subject to the limitations of the MicroKim/ArrayComm Confidentiality and Nondisclosure Agreement ("CNDA") which is attached hereto and made a part hereof, as EXHIBIT F. Proprietary information shall be disclosed in accordance with EXHIBIT F. The CNDA shall remain in effect for the duration of this Agreement.

ARTICLE VI. INTELLECTUAL PROPERTY

EXHIBIT G contains a schematic diagram of the SUA to be developed hereunder, and of the Subscriber Unit to be developed by ArrayComm, In the course of their discussions or work under this Agreement, the parties may jointly or separately make or create new patentable or copyrightable Inventions. Regardless of which Party or Parties contributes to any Invention, the following rules will apply:

6.1       MICROKIM

MicroKim will own all Intellectual Property in each of the following:
     6.1.1 pre-existing MicroKim hardware and software used in the performance of this Agreement; and
     6.1.2 the SUAs developed by MicroKim hereunder, including the high gain directional antenna, LNA/TR switch power amplifier and SUA housing developed by MicroKim .

6.2  ARRAYCOMM

ArrayComm will own all Intellectual Property in each of the following:
     6.2.1 pre-existing ArrayComm hardware and software used in the performance of this Agreement;
     6.2.2 the active antenna TR control circuitry (which will reside outside the SUA unit), and all portions of the Subscriber Unit (other than the SUA to the extent owned by MicroKim) and System.

The Parties will jointly maintain and periodically update a list detailing the respective rights of the Parties to the segments of the work accomplished under this Agreement.


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6.3       OTHER RIGHTS

No other rights or licenses under any patent, trademark or copyright or otherwise are granted to either Party hereby arising out of or in connection with any development, invention or discovery.

6.4       DEFINITIONS

"INTELLECTUAL PROPERTY" means, to the extent owned or controlled by the granting or transferring party in any country, all (i) copyrights, (ii) mask work rights,
(iii) rights to exploit know-how, trade secret and other non-public or confidential information, including the right to use and exploit all Confidential Information, (iv) rights under patents, and (v) rights under any other form of intellectual property.

"INVENTIONS" means discoveries, developments, designs, innovations, improvements, inventions, formulas, processes, techniques, know-how and data, software, original works of authorship, developments, concepts and trade secrets (whether or not patentable or registrable under copyright or similar laws, and whether or not at a commercial stage).

ARTICLE VII TERM

The initial term of the Agreement will be two years from the date of signature. The provisions of Section 2.2.4, Article III (Manufacturing), Section 4.3,
Article V (Confidentiality), Article VI (Intellectual Property) and Article VIII (Miscellaneous) will survive any expiration or termination of this Agreement.

ARTICLE VIII MISCELLANEOUS

8.1  PUBLICITY
Upon conclusion of the Agreement, the Parties will discuss the development and scope of a joint publicity and market awareness campaign to maximize the potential benefits issuing from the Agreement for both Parties.

Neither Party will issue any public announcement concerning the subject matter of this Agreement, or of the signing of this Agreement, without the written approval of the other Party. If such disclosure is required by law, the Party required to make such disclosure announcement will provide the other Party with as much notice as possible regarding the proposed disclosure in order to enable such other Party to obtain injunctive relief to avoid disclosure.

8.2  FEES AND EXPENSES
Each Party agrees to pay the respective legal and other fees and expenses incurred with respect to the preparation of this Agreement.


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8.3  EXPORT CONTROL
The Parties hereby declare that, during the performance of this Agreement and any extension thereof, and in any action pertaining to use of the technology disclosed by each Party to the other, they will abide by the laws and regulations of the United States of America and Israel governing the export and re-export of technology always provided the receiving Party has been informed whether and to what extent such laws and regulations are applicable to the technology transferred.

8.4  ASSIGNMENT
This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors and assigns. Neither Party may assign or delegate this Agreement or any of its licenses, rights or duties under this Agreement without the prior written consent of the other, except as expressly set forth herein. Notwithstanding the foregoing, either party may assign this Agreement to a corporation with which it may merge or consolidate, or to a purchaser of substantially all of its assets.

8.5  NOTICES
Any notice or other communication required or permitted to be given by one Party to the other Party by this Agreement shall be in writing and either (a) served personally on the other Party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as the addressee shall have theretofore furnished to the other Party by proper notice, (c) delivered by commercial courier to the other Party.

8.6  ENTIRE AGREEMENT
This Agreement reflects the entire understanding of the Parties' with respect to the subject matter of this agreement, and no term or condition hereof may be modified except by a subsequent writing executed by both Parties. Except as set forth herein, this Agreement is not intended to limit any rights that the Parties may have under trade secret, copyright, patent or other laws that may apply to the subject matter of this Agreement both during and after the term of this Agreement.

8.7  SEVERABILITY
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms unless such selective enforcement would destroy the basic intent and integrity of this Agreement.


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8.8  COUNTERPARTS
This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but which together shall constitute only one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

8.9  NO WAIVER OF RIGHTS
All waivers hereunder must be made in writing, and failure at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

8.10 RESERVATION OF RIGHTS
In addition to any particular right or remedy provided for under this Agreement, each Party reserves all other rights and remedies available under the laws and regulations of copyright, patent, trademark, trade secret, and other applicable laws and administrative regulations.

8.11 CERTAIN RULES OF CONSTRUCTION
The provisions of this Agreement have been examined, negotiated and revised by counsel for each Party, and no implication shall be drawn against either Party by virtue of the drafting of this Agreement.

8.12 ARBITRATION AND CHOICE OF LAW
Any controversy or claim arising under or related to this Agreement shall be settled by arbitration before the American Arbitration Association and in accordance with the then existing Rules of the American Arbitration Association with the hearing to be held in New York, New York, USA. The decision by the arbitrator(s) shall be binding and conclusive upon the Parties and their successors and assigns and may be entered as judgment in any court having jurisdiction thereof.

8.13 LIMITATION OF LIABILITY
Except for breaches of the representations and warranties set forth in Section
2.2.6 and Article III, and of the obligations set forth in Sections 2.2.4 and 3.1, (i) neither party will be liable to the other party or to any third party for any incidental, consequential, special, punitive or exemplary damages, or for any lost profits, regardless of the form of action, whether in contract, tort or otherwise, and regardless of whether such party has been informed of the possibility of such damage and (ii) each party's maximum total liability to the other for all damages of any kind incurred or arising in connection with this Agreement, or any right, license or obligation created or granted hereunder will not exceed $200,000.00.


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This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of California as applied to Agreements entered into and to be performed entirely within California between California residents.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.


     ArrayComm, Inc.                        MicroKim, Ltd.



By:    __________________               By: __________________
       ------------------                   ------------------

Name:   /S/                        Name:  /S/
       -----------------                  ------------------------------   -----

Title: __________________          Title:   __________________
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